Exhibit 99.1

Lulus Reports Fourth Quarter 2022 Results and Record Fiscal Year Net Revenue

Record-Breaking Full Year 2022 Net Revenue of $440 million, up 17% from 2021

Full Year Net Income of $3.7 million, up 82% from 2021

Grew Active Customers, up 17% from 2021

CHICO, Calif., March 14, 2023 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the fourth quarter and full year ended January 1, 2023.

Crystal Landsem, CEO of Lulus, said:

“We’re proud to have completed our first full year as a public company on solid ground with a clean balance sheet free of high-cost term debt, which enabled us to continue investing in the business.  We saw year-over-year growth in repeat customers during the fourth quarter, as well as healthy year-over-year growth in Active Customers, which shows that our brand continues to resonate with our customers. Like others, we were impacted by the continued challenging macroenvironment, and in response, we remained promotional during the holidays, which along with high shipping costs, resulted in product margin compression. Despite the continued difficult macroenvironment, we are pleased with our year-end inventory position and the strength of our balance sheet, which we believe positions us well to continue to execute on our long-term growth strategies.”

Full Year 2022 Highlights:

●	Net revenue of $439.7 million, a 17% increase compared to the same period last year, driven by a 16% increase in Total Orders Placed with higher return rates offset by higher Average Order Value (“AOV”), net of promotions and discounts.
●	Active Customers of 3.2 million, a 17% increase compared to the same period last year.
●	AOV of $131, an increase of 9% compared to $120 in the same period last year.
●	Gross Margin decreased 360 basis points to 43.5% and gross profit increased 8%, in each case compared to the same period last year, reflecting higher promotional levels as well as continued pressures from shipping-related costs.
●	Interest expense decreased by $11.7 million, a 91% decrease compared to the same period last year. The significant decrease is attributable to the repayment of our Term Loan with the proceeds from our IPO in November 2021.
●	Net income of $3.7 million, an 82% increase compared to the same period last year.
●	Adjusted EBITDA of $29.1 million, a 30% decrease compared to the same period last year.

	Fiscal Years Ended
	January 1, 2023	January 2, 2022	YoY Change

	(52 weeks)	(52 weeks)

	(In thousands, except percentages)
Net revenue	$439,652	$375,625	17%
Gross profit	$191,446	$176,732	8%
Gross Margin*	43.5%	47.1%	(360)	bps
Net income	$3,725	$2,045	82%
Adjusted EBITDA (non-GAAP financial measure)*	$29,096	$41,406	(30)%
Diluted net income (loss) per share attributable to common stockholders	$0.10	$(6.08)	NM
Active Customers*	3,223	2,760	17%

NM – not meaningful

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Fourth Quarter 2022 Highlights:

●	Net revenue of $91.0 million, a 6% decrease compared to the same period last year, driven by a 3% decrease in Total Orders Placed and a 2% decrease in AOV, net of promotions and discounts.
●	Active Customers of 3.2 million, a 17% increase compared to the same period last year.
●	AOV of $119, a decrease of 2% compared to $121 in the same period last year.
●	Gross Margin decreased 760 basis points to 37.3% and gross profit decreased 22%, in each case compared to the same period last year, reflecting higher promotional levels as well as continued pressures from shipping-related costs.
●	Interest expense decreased by $1.3 million, a 76% decrease compared to the same period last year. The significant decrease is attributable to the repayment of our Term Loan with the proceeds from our IPO in November 2021.
●	Net loss of $5.2 million, a $3.5 million improvement compared to the same period last year.
●	Adjusted EBITDA of ($1.0) million, a $7.3 million decrease compared to the same period last year.

	Fiscal Quarters Ended
	January 1, 2023	January 2, 2022	YoY Change

	(13 weeks)	(13 weeks)

	(In thousands, except percentages)
Net revenue	$90,963	$96,764	(6)%
Gross profit	$33,968	$43,432	(22)%
Gross Margin*	37.3%	44.9%	(760)	bps
Net loss	$(5,246)	$(8,774)	NM
Adjusted EBITDA (non-GAAP financial measure)*	$(972)	$6,357	NM
Diluted net loss per share attributable to common stockholders	$(0.14)	$(4.69)	NM
Active Customers*	3,223	2,760	17%

NM – not meaningful

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Financial Outlook for Full Year 2023

●	We expect net revenue between $410.0 million and $430.0 million, which represents between a 7% and 2% decline compared to 2022.
●	Adjusted EBITDA is expected to be between $23.1 million and $25.6 million, which represents between a 21% and 12% decline compared to 2022, reflecting investments in key growth opportunities.
●	We expect reported interest expense to be approximately $1.1 million, flat to last year, which reflects the impact of higher interest rates offsetting lower expected revolver balances.
●	We expect capital expenditures to be between $5.0 and $6.0 million, which represents between a 0% and 20% increase compared to 2022.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the macroenvironment, inflation, supply chain pressures, shipping costs and the level of spending and returns by our customers. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior from inflation, fuel charges, and change in sentiment, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Fiscal Quarters Ended		Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

Net revenue	$90,963	$96,764	$439,652	$375,625
Cost of revenue	56,995	53,332	248,206	198,893
Gross profit	33,968	43,432	191,446	176,732
Selling and marketing expenses	16,466	17,676	83,559	66,684
General and administrative expenses	23,504	30,274	99,148	87,710
Income (loss) from operations	(6,002)	(4,518)	8,739	22,338
Other income (expense), net:
Interest expense	(409)	(1,738)	(1,103)	(12,774)
Loss on extinguishment of debt	—	(1,392)	—	(1,392)
Other income, net	34	11	136	85
Total other expense, net	(375)	(3,119)	(967)	(14,081)
Income (loss) before benefit (provision) for income taxes	(6,377)	(7,637)	7,772	8,257
Income tax benefit (provision)	1,131	(1,137)	(4,047)	(6,212)
Net income (loss) and comprehensive income (loss)	(5,246)	(8,774)	3,725	2,045
Deemed dividend to preferred stockholders	—	(122,962)	—	(122,962)
Stock dividend issued to LP	—	(3,451)	—	(3,451)
Deemed contribution from redemption of redeemable preferred stock	—	1,420	—	1,420
Net income (loss) attributable to common stockholders	$(5,246)	$(133,767)	$3,725	$(122,948)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.14)	$(4.69)	$0.10	$(6.08)
Diluted	$(0.14)	$(4.69)	$0.10	$(6.08)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	38,527,759	28,531,851	38,583,854	20,229,675
Diluted	38,527,759	28,531,851	38,853,393	20,229,675

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	January 1,	January 2,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$10,219	$11,402
Accounts receivable	3,908	5,649
Inventory, net	43,186	22,176
Assets for recovery	3,890	3,754
Income tax refund receivable	4,078	748
Prepaids and other current assets	3,738	5,364
Total current assets	69,019	49,093
Restricted cash	—	506
Property and equipment, net	4,391	3,231
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	3,090	2,244
Lease right-of-use assets (1)	32,514	—
Other noncurrent assets	4,251	4,763
Total assets	$167,204	$113,776
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,320	$4,227
Accrued expenses and other current liabilities	17,976	21,948
Returns reserve	9,066	9,731
Stored-value card liability	10,828	7,240
Lease liabilities, current (1)	4,456	—
Total current liabilities	47,646	43,146
Revolving line of credit	25,000	25,000
Lease liabilities, noncurrent (1)	29,042	—
Other noncurrent liabilities	623	1,108
Total liabilities	102,311	69,254

Stockholders' equity:
Preferred stock: $0.001 par value; 10,000,000 shares authorized; and no shares issued or outstanding	—	—
Common stock: $0.001 par value; 250,000,000 shares authorized; and 39,259,328 and 38,421,124 shares issued and outstanding as of January 1, 2023 and January 2, 2022, respectively	39	38
Additional paid-in capital	238,725	222,080
Accumulated deficit	(173,871)	(177,596)
Total stockholders' equity	64,893	44,522
Total liabilities and stockholders' equity	$167,204	$113,776

(1)	We adopted ASC 842 on January 3, 2022, which requires recognition of operating lease liabilities and corresponding lease right-of-use assets on the balance sheet.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Years Ended
	January 1, 2023	January 2, 2022
	(52 weeks)	(52 weeks)
Cash Flows from Operating Activities
Net income	$3,725	$2,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,134	2,828
Noncash lease expense	3,257	—
Loss on debt extinguishment	—	1,392
Amortization of debt discount and debt issuance costs	157	2,283
Interest expense capitalized to principal of long-term debt and revolving line of credit	—	2,074
Payment of interest capitalized to principal of long-term debt and revolving line of credit	—	(3,821)
Equity-based compensation expense	16,087	13,664
Equity-based compensation expense related to redeemable preferred stock issuance	—	1,481
Deferred income taxes	1,658	(1,663)
Loss on disposal of property and equipment	18	9
Changes in operating assets and liabilities:
Accounts receivable	1,740	(1,816)
Inventories	(21,010)	(5,281)
Assets for recovery	(136)	(2,650)
Income taxes (receivable) payable	(4,364)	2,094
Prepaid and other current assets	694	(2,721)
Accounts payable	1,148	(2,895)
Accrued expenses and other current liabilities	1,691	21,263
Operating lease liabilities	(2,608)	—
Other noncurrent liabilities	8	(1,390)
Net cash provided by operating activities	6,199	26,896
Cash Flows from Investing Activities
Capitalized software development costs	(2,500)	(1,522)
Purchases of property and equipment	(2,511)	(1,447)
Other	(112)	(425)
Net cash used in investing activities	(5,123)	(3,394)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	30,000	25,000
Repayments on revolving line of credit	(30,000)	(8,580)
Repayment of long-term debt	—	(109,608)
Payment of debt issuance costs	—	(514)
Issuance of common stock upon IPO, net of underwriting discounts and commissions and issuance costs	—	82,546
Proceeds from the issuance of redeemable preferred stock, net of issuance costs	—	1,427
Redemption of redeemable preferred stock	—	(17,900)
Principal payments on finance lease obligations	(786)	—
Payment of offering costs related to the IPO	(832)	—
Withholding tax payments related to vesting of RSUs	(1,115)	—
Other	(32)	(24)
Net cash used in financing activities	(2,765)	(27,653)
Net decrease in cash, cash equivalents and restricted cash	(1,689)	(4,151)
Cash, cash equivalents and restricted cash at beginning of period	11,908	16,059
Cash, cash equivalents and restricted cash at end of period	$10,219	$11,908

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$10,219	$11,402
Restricted cash	—	506
Total cash, cash equivalents and restricted cash, end of period	$10,219	$11,908

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Tuesday, March 14, 2023, to discuss its fourth quarter and full year 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13735718.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the macroeconomic environment on our business, our operations, our growth, our investments, and our financial outlook for the fiscal year ending December 31, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions, including inflation; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net income in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) before interest expense, income taxes, depreciation and amortization, loss on extinguishment of debt, adjusted to exclude the effects of equity-based compensation expense, management fees and IPO transaction fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customers counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is defined as total debt, which includes short-term borrowings and long-term obligations, less cash and cash equivalents.  We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Fiscal Quarters Ended		Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

	(In thousands, except Average Order Value and percentages)
Gross Margin	37.3%	44.9%	43.5%	47.1%
Adjusted EBITDA	$(972)	$6,357	$29,096	$41,406
Adjusted EBITDA Margin	(1.1)%	6.6%	6.6%	11.0%
Average Order Value	$119	$121	$131	$120
Active Customers	3,223	2,760	3,223	2,760

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from Total Debt as of January 1, 2023 and January 2, 2022, respectively, is as follows:

	Fiscal Years Ended
	January 1, 2023	January 2, 2022
	(52 weeks)	(52 weeks)

	(In thousands)
Revolving line of credit, long term	$(25,000)	$(25,000)
Cash and cash equivalents	10,219	11,402
Net Debt	$(14,781)	$(13,598)

A reconciliation to non-GAAP Adjusted EBITDA from net (loss) income for the thirteen and fifty-two weeks ended January 1, 2023 and January 2, 2022 is as follows:

	Fiscal Quarters Ended		Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

	(In thousands, except percentages)
Net income (loss)	$(5,246)	$(8,774)	$3,725	$2,045
Excluding:
Depreciation and amortization	1,154	712	4,134	2,828
Interest expense	409	1,738	1,103	12,774
Loss on extinguishment of debt	—	1,392	—	1,392
Income tax provision (benefit)	(1,131)	1,137	4,047	6,212
Management fees (1)	—	52	—	534
Transaction fees (2)	—	476	—	476
Equity-based compensation expense (3)	3,842	9,624	16,087	13,664
Equity-based compensation expense related to preferred stock issuance (4)	—	—	—	1,481
Adjusted EBITDA	$(972)	$6,357	$29,096	$41,406
Adjusted EBITDA Margin	(1.1)%	6.6%	6.6%	11.0%

(1)

Represents management fees and expenses paid pursuant to the professional services agreement with H.I.G. Capital, LLC and Institutional Venture Partners for consulting and other services. All outstanding management fees were settled and the management agreement was terminated at the time of the Company’s initial public offering in 2021.

(2)	Represents costs related primarily to marketing and presentations for the investment community, as well as travel and other miscellaneous costs incurred as a result of the Company’s IPO in 2021.
(3)	The thirteen and fifty-two weeks ended January 1, 2023 include equity-based compensation expense for restricted stock units granted during the thirteen- and fifty-two-week periods, as well as equity-based awards granted in prior periods. The thirteen and fifty-two weeks ended January 2, 2022 include equity-based compensation expense related to modifications and vesting of Class P unit awards, as well as stock options and special compensation awards granted during the fifty-two week period.
(4)	Represents the excess of fair value over the consideration paid for Series B-1 Preferred Stock that was issued to certain employees in March 2021.

Contact

Tiffany R. Smith

Chief Financial Officer

investors@lulus.com